CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Trustees’ Equity Fund of our report dated December 15, 2022, relating to the financial statements and financial highlights, which appear in Vanguard International Value Fund’s Annual Report on Form N-CSR for the year ended October 31, 2022, and of our reports dated December 16, 2022, relating to the financial statements and financial highlights, which appear in Vanguard Diversified Equity Fund, Vanguard Alternative Strategies Fund, Vanguard Emerging Markets Select Stock Fund and Vanguard Commodity Strategy Fund’s Annual Reports on Form N-CSR for the year ended October 31, 2022. We also consent to the references to us under the headings “Financial Statements”, “Service Providers—Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 23, 2023